United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 Huntington Quadrangle, Suite 200S, Melville, New York	11747-4627
(Address of principal executive offices)	(Zip Code)

(631) 501-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2005 Nonqualified Retirement Plan and Revisions to Existing Nonqualified Retirement and Savings Plan

(e) On August 9, 2007, the Board of Directors of Gentiva Health Services, Inc. (the “Company”) adopted, effective November 1, 2007, the 2005 Nonqualified Retirement Plan (the “2005 Plan”) to effectively “spin-off” from the Company’s existing Nonqualified Retirement and Savings Plan (the “Existing Plan”) a new plan that generally retains the economic terms of the Existing Plan but reflects necessary amendments based on the final regulations issued under Section 409A of the Internal Revenue Code. The 2005 Plan will apply to eligible highly compensated employees, including the Company’s executive officers, and includes all amounts deferred after December 31, 2004 as well as all after-tax contributions.

Under the 2005 Plan, plan participants may contribute up to 30% of their base salary and up to 75% of their bonuses and annual incentive awards, each on a pre-tax and/or after-tax basis. The 2005 Plan permits the Company to make discretionary matching and profit sharing contributions, which are determined by the Company’s Compensation, Corporate Governance and Nominating Committee (the “Committee”). For 2007, the Company matches 50% of a participant’s contributions that do not exceed 6% of the participant’s compensation (for a contribution up to 3% of compensation). The Committee has not made a determination regarding the level, if any, of profit sharing contributions that may be made for 2007.

Participants become 25% vested in any matching and profit sharing contributions after completing two years of service with the Company, 50% vested after three years of service, 75% after four years of service and 100% after five years of service. Participants also become fully vested upon termination of employment due to their death, disability and upon a change in control. Additionally, in order to comply with Section 409A of the Code, the 2005 Plan limits the timing of distributions and deferral elections as required by the Code. The above description is only a summary of the 2005 Plan and is qualified in its entirety by the full text of the 2005 Plan.

Simultaneously with the adoption of the 2005 Plan, the Existing Plan was amended to freeze that plan such that no further contributions will be made to that plan effective November 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)

/s/ Stephen B. Paige Stephen B. Paige Senior Vice President, General Counsel and Secretary

Date: August 14, 2007

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